EXHIBIT 10.13

Amended and Restated Agreement dated as of November 17, 2008 between Isramco Inc. and Goodrich Global Ltd

AMENDED AND RESTATED AGREEMENT

This AMENDED AND RESTATED AGREEMENT is entered into as  of November 17,  2008, between Isramco, Inc., with offices at 4801 Woodway Drive, HOUSTON, TX 77056 (the "Company") and  Goodrich Global  Ltd. with offices at R.G.Hodge Plaza, Upper Main Street, Road Town, Tortola, British Virgin Island (the "Consultant").

ARTICLE IX                          WHEREAS, Consultant is in the business of providing management personnel to advise businesses relating to their operations and investments in the United States and maintains executive and operating personnel for this purpose;

ARTICLE X                            WHEREAS, Haim Tsuff, the Company’s Chief Executive Officer and Chairman of the Board of Directors (“Tsuff”), is the principal employee and principal shareholdreof Consultant and has held such position since 1995.

WHEREAS, Consultant has been providing services of the subject type to the Company since 1996 puruant to an Agreement originally entred into as of   May 1996 and subsequently amended thereafter (the “Original Agreement”);

WHEREAS, the Company and Consultant desire to amend and restate the Original Agreement in its entirety so as to better reflect the working arangement between them as hereinafter provided.

ARTICLE XI                           NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, Consultant and the Company hereby agree as follows:

1.
Consulting Services.  (i) The Company hereby engages Consultant and Consultant hereby agrees to make itself available to render at the request of the Company, certain independent advisory and consulting services  with respect to the expansation and management of oil and gas properties in the United States,   to the best of its ability in compliance with all applicable laws, the Company's Articles of Incorporation and By-laws and under the terms and conditions hereof. Services rendered by Consultant hereunder may be made via telephone and via correspondence. It is understood that the services rendered shall be upon the request of the Company and shall be rendered at such time, in such manner and at such places as shall be reasonably convenient and consistent with Consultant's other business and personal commitments. Consultant shall continue to provide the services hereunder only so long as (i)  Tsuff continues in the employ of the Consultant and (ii) Tsuff continues to serve as Chief Executive Officer of the Company or in any other senior management capacity. Consultant and Tsuff understand that Tsuff’s service as Chief Executive Officer of the Company or in any other similary situated senrior mangement position of the Company is subject to the Company’s Board of Directors. If for any reason whatsoever, Tsuff no longer serves the Company in any senior management capacity or if he is no longer emplyed by the Consultant, then, without any further action by either party other than the delivery of notice by the Company to Consultnat, this agreement shall be deemed to have been termianted in accordance with the provisions of Section 7 hereof.

(ii) The services hereunder shall be provided solely by Tsuff or by those directly under his supervision.

2.
Compensation. (i) In consideration of Consultant's promise to perform the services for the Company as provided for in Section 1 hereof and as an inducement to enter into this Agreement, the Company shall pay to Consultant or a company owned by Consultant, an annual consulting fee of Three Hundred Sixty Thousand (360,000) Dollars payable in installments of Thirty Thousand ($30,000) Dollars per month. All monthly payments shall be paid on or before the tenth (10th) day of each month with the first payment due June 1, 2008.

(ii) In addition, the Consulant shall be entitled to receive, with respect to each completed fiscal year beginning with the fiscal year schedueld to end on December 31, 2008, an amount in cash equal to five percent (5%) of the Company’s pre-tax recorded profit (the “Supplemental Payment”). The Supplemental payment shall be made within ten (10) business days after the  filing with the Securities and Exchange Commission of the Company’s annual report on Form 10-K for such fiscal year.  For purposes of this Agreement, “profit” shall mean the pre – tax recorded profit as specified in the Company’s annual report on Form 10-K, but exlcuding unrealized gain or loss on derivative transactions.

3.
Expenses. Consultant shall be reimbursed for all reasonable business expenses incurred by it during the Consulting Term (as hereinafter defined) in the performance of its services hereunder in compliance with the existing policies of the Company relating to reimbursement of such expenses. Consultant is required to submit sufficient documentation of expenditures.

4.
Independent Contractor. It is expressed, understood and agreed that Consultant is acting as an independent contractor in performing its services hereunder. The Company shall carry no workmen's compensation insurance or any accident insurance to cover Consultant. The Company shall not pay any contribution to social security, employment insurance, federal and state withholding taxes.

5.
Term. This Agreement shall be in fulll force and effect for the period commencing June 1, 2008 and continuing up to and through May 31, 2011 (the “Consulting Term”). Notwithstanding the foregoing, the term of this Agreement shall be automatically extended for an additional term of three (3) years commencing June 1, 2011 through May 31, 2014, unless the Company has given Consultant written notice, at least ninety (90) days prior to June 1, 2011, that it does not intend for the term to be automatically extended.

6.
Death and Disability. If Consultant during the term of this Agreement is unable to perform services by reason of illness or incapacity of Tsuff, the compensation to Consultant shall nevertheless continue at its present rate for the duration of the Consulting Term. If Tsuff dies during the term of this Agreement, the compensatin payable pursuant to Section 2 hereof shall continue for a period of one (1) year fromTsuff’s death.

7.
Termination Payment. In the event Consultant’s relationship is terminated by the Company, Consultant shall be entitled to receive a severance payment in one lump sum equal to the balance of the unpaid consulting fee due to Consultant for the remaining term of this Agreement simultaneously with its termination. Notwithstanding the foregoing, this Agreement may be terminated at will by Consultant upon thirty (30) days prior written notice to the Company. In such event, the termination payment provided for in Section 7 hereof shall not be applicable and Consultant shall only be entitled to one (1) additional month of compensation after notice of temination.

8.
Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, Consultant and the Company hereby agree that such court shall have juridiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court’s determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be served from this Agreement, but every other provision of this Agreement, shall remain in full force and effect.

9.
Binding Effect: Assignment. The terms and provisions of this Agreement shall be binding on and inure to the benefit of Consultant, the Company and their respecttive heirs, executors, administrators, legal representatives, successors and assigns. This Agreement shall require the personal services of Consultant and consequently, Consultant may not assign, pledge or encumber in any way all or party of its obligators under this Agreement without the prior written consent of the Company. The Company may assign its rights and obligations hereunder without the consent of Consultant. Notwithstanding the foregoing, the Company shall continue to act as a guarantor of its obligations hereunder.

10.
No Modification. No agreement, modification, or any provision of this Agreement, nor consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the parties hereto.

11.
Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Texas. The parties agree to subject themself to the exclusive jurisdiction and venue of any court in the Southern District of Texas.

12.
Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and be deemed to have been given, delivered or mailed, registered or certified, first class postage prepaid and telefax as follows:

If to Consultant:
Goodrich Global Ltd.
R.G.Hoge Plaza, 2nd Floor
Upper Main Street
P.O.Box 3152
Road Town, Tortola, British Virgin Island
Attention: Mr. Haim Tsuff

If to Company:
Isramco, Inc.
4801 Woodway Drive, HOUSTON, TX 77056
Attention: Mr. Jim Hutchinson

13.	Captions. The section headings of this Agreement are included for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

IN WITNESS WHREOF, the parties hereto have executed or caused to be executed this instrument as of the day and year first above written.

Isramco, Inc.

By: _______________________

Goodrich Global Ltd

By: _______________________